EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned hereby appoints Richard R. Whitt, III, Thomas S. Gayner, Anne G. Waleski, Jeremy A. Noble and Richard R. Grinnan (each with full power to act alone), as his or her true and lawful attorneys-in-fact, and grants unto each of them the authority in his or her name and on his or her behalf to execute and file (individually and in the capacity stated below) any documents relating to the registration by Markel Corporation (the “Company”) of securities of the Company in connection with the Company’s filing of one or more Registration Statements on Form S-3 and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto each of them full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as the undersigned might do.

IN WITNESS WHEREOF, each of the undersigned has signed this power of attorney this 22nd day of February, 2018.

/s/ Alan I. Kirshner Alan I. Kirshner, Chairman of the Board and Executive Chairman (Principal Executive Officer)	/s/ Stewart M. Kasen Stewart M. Kasen, Director

/s/ Anthony F. Markel Anthony F. Markel, Vice Chairman, Director	/s/ Lemuel E. Lewis Lemuel E. Lewis, Director

/s/ Steven A. Markel Steven A. Markel, Vice Chairman, Director	/s/ Darrell D. Martin Darrell D. Martin, Director

/s/ Anne G. Waleski Anne G. Waleski, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ Michael O’Reilly Michael O’Reilly, Director

/s/ Nora N. Crouch Nora N. Crouch, Chief Accounting Officer (Principal Accounting Officer)	/s/ Michael J. Schewel Michael J. Schewel, Director

/s/ J. Alfred Broaddus, Jr. J. Alfred Broaddus, Jr., Director	/s/ Jay M. Weinberg Jay M. Weinberg, Director

/s/ K. Bruce Connell K. Bruce Connell, Director	/s/ Richard R. Whitt, III Richard R. Whitt, III, Co-Chief Executive Officer and Director

/s/ Thomas S. Gayner Thomas S. Gayner, Co-Chief Executive Officer and Director	/s/ Debora J. Wilson Debora J. Wilson, Director